UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2011

CommerceTel Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

8929 Aero Drive, Suite E
San Diego, CA 92123
 (Address of principal executive offices) (zip code)

(866)622-4261
 (Registrant’s telephone number, including area code)

4600 Lamont Street #4-327
San Diego, CA 92109-3535
(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
1140 Avenue of the Americas, 9th Floor
New York, New York 10036
Phone: (212) 584-7805
Fax: (646) 380-6899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Item 3.02  Unregistered Sales of Equity Securities.

On November 25, 2011, CommerceTel Corporation (the “Company”) issued to a number of accredited investors a series of its 10% Senior Secured Convertible Bridge Note (the “Notes”) in the aggregate principal amount of $262,500 (the “Financing”).  The Notes accrue interest at the rate of 10% per annum.  The entire principal amount evidenced by the Notes (the “Principal Amount”) plus all accrued and unpaid interest is due on the earlier of (i) the date the Company completes a financing transaction for the offer and sale of shares of common stock (including securities convertible into or exercisable for its common stock), in an aggregate amount of no less than 125% of the principal amounts evidenced by the Notes (a “Qualifying Financing”), and (ii) February 2, 2012.

On the maturity date of the Notes, in addition to the repayment of the Principal Amount and all accrued and unpaid interest, the Company will issue to each holder of the Notes, at each such holder’s option, (i) three year warrants to purchase that number of shares of its common stock equal to the Principal Amount plus all accrued and unpaid interest divided by the per share purchase price of the common stock offered and sold in the Qualifying Financing (the “Offering Price”) which warrants shall be exercisable at the Offering Price, or (ii) that number of shares of Common Stock equal to the product arrived at by multiplying (x) the Principal Amount plus all accrued and unpaid interest divided by the Offering Price and (y) 0.33.

The Company’s obligations under the Notes are secured by all of the assets of the Company, including all shares of CommerceTel, Inc., its wholly owned subsidiary.

Emerging Growth Equities, Ltd., a registered broker dealer, was paid a placement agent fee in the amount of $13,250 for its services rendered in connection with the Financing.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the securities issued in the Financing pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, the Investors are accredited investors and/or qualified institutional buyers, the Investors had access to information about the Company and their investment, the Investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On November 25, 2011, the Board of Directors (the “Board”) of the Company elected David Jacques to fill one of the existing vacancies on the Company’s Board.  He will also act as Chairman of the Company’s Audit Committee.

Since 2008 Mr. Jacques has been at Greenough Consulting Group, a firm that provides CFO and administrative services for technology companies and private equity firms.  From 2000 to 2008, he was the CFO for BlueRun Ventures where he created the financial and administrative infrastructure for the venture capital partnership.  From 1999 to 2000, Mr. Jacques was the CFO of PayPal where he established that firm’s financial planning and accounting processes.

Mr. Jacques holds a Higher National Diploma (HND) in Business Administration from Polytechnic of the South Bank, London, England.  He is an Associate of the Institute of Bankers (United Kingdom) and a member of the Association of Financial Professionals.

Mr. Jacques was granted five-year options to purchase 100,000 shares of common stock of the Company at $1.30 per share that vest over a three year period.  Mr. Jacques will assume his position on December 1, 2011.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Also on November 25, 2011, the Company’s Board of Directors amended the Company’s bylaws.  A copy of the amendment is attached hereto as Exhibit 3.3.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

3.3           Amendment No. 1 to Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCETEL CORPORATION

December 2, 2011	By:	/s/ Dennis Becker
Chief Executive Officer